EXHIBIT 10.11

This Stock Purchase Agreement (“Agreement”) is made and entered into as of the 23rd day of September 2004, by and among GMI Investment Partners, a New York general partnership (the “Seller”); Care Concepts I, Inc., a Delaware corporation (the “Company”); and Penthouse International, Inc., a Florida corporation (“PSHL”). The Seller, the Company and PSHL are hereinafter collectively referred to as the “Parties.”

W I T N E S S E T H:

WHEREAS, the partners of the Seller consist of The Molina Vector Investment Trust, a California trust (“MVIT”), Faries Capital LLC, a California limited liability company (“Faries”), Granite Management, LLC, a Florida limited liability company (“Granite”) and Summit Trading Limited, a Bahamian holding Corporation (“Summit”); MVIT, Faries, Granite and Summit being are hereinafter individually referred to as a "Partner" and collectively as the "Partners"); and

WHEREAS, on September 23, 2004, the Seller entered into a settlement and securities purchase agreement, by and among PET Capital Partners LLC, Absolute Return Europe Fund, Susan Devine, NAFT Ventures I LLC, Marc H. Bell, Daniel Staton (collectively, the “Bell/Staton Group”), PSHL, MVIT, the Seller and Milberg Weiss Bershad & Schulman LLP, as Escrow Agent (the “Settlement and Stock Purchase Agreement”); and

WHEREAS, pursuant to the Settlement and Stock Purchase Agreement, it is contemplated that upon the Effective Date of the Plan, or as soon thereafter as is practicable, the Seller shall purchase from the Bell/Staton Group, for a cash purchase price of not less than $10,000,000 and not more than $20,000,000, an aggregate of from 241,908 shares to up to 483,815 shares of Class B Non-Voting Common Stock (the “Subject Shares”) of Reorganized General Media, at a purchase price of $41.338 per share (the “Purchase Price”); and

WHEREAS, the Company is willing to purchase from the Seller, and the Seller is willing to sell to the Company, all of the Subject Shares, all upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto intending to be bound hereby, it is mutually agreed as follows:

1.

Definitions.

Unless otherwise separately defined herein, all capitalized terms used herein shall have the same meaning as are defined in either (i) the Settlement and Stock Purchase Agreement, or (ii) a subscription agreement dated as of September 28, 2004, among the Company and certain purchasers (including certain of the Partners or their affiliates) of up to $15,000,000 of 10% secured notes of the Company due September 15, 2009 (the “Note Subscription Agreement”).

2.

Sale and Purchase.

The Company hereby agrees, effective as of that date that shall be one (1) Business Day immediately prior to the Effective Date of the Plan (the “Closing Date”), to purchase from the Seller and the Seller does hereby agree to sell and transfer to the Company, simultaneous with the Effective Date of the Plan, all and not less than all of the Subject Shares of Reorganized General Media.

On the Closing Date or as soon thereafter as is practicable, against delivery by the Company to the Seller of the stock certificates and instruments evidencing the “Company Securities” hereinafter defined, the Seller shall deliver to the Company one or more stock certificates evidencing the Subject Shares, duly endorsed by the record owner for transfer or accompanied by stock powers in form and content satisfactory to transfer legal and beneficial title and ownership to the Subject Shares to the Company.

3.

Consideration and Delivery of Company Securities.

(a)

In full consideration for the Subject Shares, the Company hereby agrees to issue to the Seller on the Closing Date: (a) up to $15.0 million of Notes, (b) 35,000 shares of the Company’s Series E Preferred Stock, (c) up to 34,500 shares of the Company’s Series F Preferred Stock, (d) 45,000 shares of the Company’s Series G Preferred Stock, (e) Warrants entitling the holders of the Notes to purchase up to 5,000,000 shares of Company Common Stock (the “Note Warrants”), (f) the Monarch Group Warrants, and (g) the Castlerigg Warrants (all of the foregoing defined as the “Company Securities”).

(b)

On or before the Closing Date, the Seller shall have the right to request that the Company issue directly to certain persons or entities designated by the Seller as “Seller’s Designees” certain of the Notes, all of the shares of Series E Preferred Stock, all of the shares of Series F Preferred Stock, the Monarch Group Warrants and the Castlerigg Warrants (collectively, the “Designated Securities”). On the Closing Date, in accordance with the Subscription Agreement and related subscription agreements issued in connection with the Series E Preferred Stock and Series F Preferred Stock (collectively, the “Subscription Agreements”), the Company shall deliver or caused to be delivered:

(i)

$1,525,000 of Notes and 508,333 Note Warrants to Elliott Bruce Weiner, as Trustee of the H. Robert Weiner Trust of 1983, as to an undivided 50% interest, and Stanley B. Weiner, as Trustee of the Blanche Weiner Trust of 1982, as to an undivided 50% interest,

(ii)

all of remaining Notes and up to 4,491,667 Note Warrants to other Seller’s Designees indicated in writing by the Seller,

(iii)

all of the shares of Series E Preferred Stock and the Monarch Group Warrants to Mercator Advisory Group LLC and Monarch Pointe Fund, Ltd.,

(iv)

all of the shares of Series F Preferred Stock and the Castlerigg Warrants to Castlerigg Master Investments Limited and Vestcap International Management Limited;

(v)

29,929 shares of Series G Preferred Stock shall be deemed Escrowed Shares and delivered to Messrs. Gersten Savage Wolf Kaplowitz & Marcus LLP, McLaughlin & Stern, LLP and Dayani Partners LLP (collectively, the “Series G Preferred Stock Joint Escrow Agents”), to be held pursuant to an escrow agreement among the Seller, the Company and the Series G Preferred Stock Escrow Agents, dated as of September 27, 2004 (the “Series G Preferred Stock Escrow Agreement”); and

(vi)

the 15,071 share balance of the Series G Preferred Stock to the Seller.

4.

Escrowed Shares and Adjustment Shares.

(a)

Pending pending conversion into Company Common Stock of all of the outstanding Notes, shares of Series E Preferred Stock and Series F Preferred Stock, the Series G Preferred Stock Joint Escrow Agents shall be retained in escrow, as Escrowed Shares, (i) the initial escrowed shares of Series G Preferred Stock referred to in Section 3(b)(v) above, and (ii) upon automatic conversion of such 30,000 shares of Series G Preferred Stock into an aggregate of 39,916,666 shares of Common Stock of the Company, that aggregate number of shares of such Common Stock as shall be equal to 500% of the maximum aggregate number of Conversion Shares issuable upon conversion of all then outstanding issued Notes, shares of Series E Preferred Stock and Series F Preferred Stock, based upon the $3.00 per share “Conversion Price” of the Series F Preferred Stock and $3.00 per share “Floor Price” of the Series E Preferred Stock and Notes, below which such Series E Preferred Stock and Notes Securities may not be converted.

(b)

For the avoidance of doubt, if an aggregate of $21,000,000 principal amount or Stated Value of Notes, shares of Series E Preferred Stock and Series F Preferred Stock are issued and outstanding at the Closing Date, the maximum number of Conversion Shares issuable upon conversion into Common Stock of such convertible securities would, based upon the $3.00 per share Series F Preferred Stock Conversion Price and Note and Series E Preferred Stock Floor Price, be 7,000,000 shares of Common Stock. However, pursuant to the Subscription Agreements, if on each applicable Conversion Date, the Company’s Common Stock shall trade below such Conversion Price then in effect, up to a maximum of 35,000,000 Adjustment Shares could be subject to delivery by the Series G Preferred Stock Joint Escrow Agents to the holders of such Convertible Securities, based upon an “Assumed Floor Price” of $0.50 per share. Each of the Parties hereto do hereby agree to all of the terms and conditions of such escrow arrangements and the Series G Preferred Stock Escrow Agreement.

5.

Joinder Agreement.

On the Closing Date, the Company shall execute and deliver to the Bell/Staton Group Parties such joinder or related agreement reasonably satisfactory to the Seller and the Bell/Staton Group Parties, pursuant to which the Company shall covenant and agree to be bound by all of the terms and conditions of the Settlement and Stock Purchase Agreement and the Stockholders Agreement, as though it was an original party signatory thereto.

6.

Failure to Obtain Exchange Approvals.

In the event that, for any reason, that: (i) by December 31, 2004, the American Stock Exchange LLC (“AMEX”), the New York Stock Exchange, Inc. or the NASDAQ Stock Exchange, Inc. (a “National Securities Exchange”) shall fail to approve the terms of the Company’s acquisition of the Subject Shares, the issuance of the Company Securities and the listing on the AMEX or another National Securities Exchange of all shares of Company Common Stock issuable upon conversion or exercise of the Company Securities; or (ii) by January 21, 2005, the AMEX shall have refused to approve the proposed acquisition by the Company of Media Billing Company, LLC and Internet Billing Company, LLC (the “iBill Acquisition”) contemplated by the securities purchase agreement (the “iBill Purchase Agreement”), dated as of July 22, 2004, as amended, between the Company and Penthouse International, Inc. (“PSHL”), and the listing on the AMEX of (A) approximately 3.2 million shares of Common Stock, and (B) all shares of Company Common Stock issuable upon conversion of the 330,000 shares of Company Series D convertible preferred stock (the “PSHL Series D Preferred”) proposed to be issued at the closing of the iBill Acquisition (collectively, the “Exchange Approvals”), then, notwithstanding anything to the contrary contained in the iBill Purchase Agreement, the Certificate of Designations applicable to the PSHL Series D Preferred or in the Notes and Certificates of Designations applicable to the Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock:

(a)

the iBill Acquisition shall, for all purposes be deemed to be closed and consummated effective as of January 21, 2005;

(b)

all shares of Company Common Stock issuable upon conversion of the PSHL Series D Preferred shall become immediately convertible at the option of PHSL, effective as of January 21, 2005; and

(c)

all shares of Company Common Stock issuable upon conversion or exercise of the Notes, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and other Company Securities shall become immediately convertible into or exercisable for shares of Company Common Stock, at the option of the holders thereof, effective as of December 31, 2004.

To facilitate the foregoing agreement of the Parties, the Company hereby has executed and delivered in escrow to Gersten Savage Kaplowitz Wolf & Marcus LLP, (the “Escrow Agent”) new Notes, and new Certificates of Designation with respect to each of the PSHL Series D Preferred, the Series E Preferred Stock, the Series F Preferred and the Series G Preferred Stock, in the forms of Exhibit “A”, Exhibit “B”, Exhibit “C”, Exhibit “D” and Exhibit “E” annexed hereto (collectively, the “Escrowed Securities”); which Escrowed Securities, by their terms, eliminate all restrictions upon or conditions to the immediate conversion of such PSHL Series D Preferred and Company Securities into shares of Company Common Stock. At 12:00 Noon (New York time) on December 31, 2004 (or sooner if Exchange Approval shall have been previously obtained), such Escrow Agent is hereby irrevocably and unconditionally authorized and directed by all of the Parties to (i) deliver the New Notes to the purchasers thereof, (ii) file the Certificates of Designation for the Series E Preferred Stock, Series F Preferred and Series G Preferred Stock with the Secretary of State of the State of Delaware, and (iii) instruct the transfer agent of the Company to issue all of the Company Securities. In addition at 12:00 Noon (New York time) on January 21, 2005 (or sooner if AMEX approval shall be previously obtained), such Escrow Agent is hereby irrevocably and unconditionally authorized and directed by all of the Parties to (i) to file the escrowed Certificates of Designation for the PSHL Series D Preferred with the Secretary of State of the State of Delaware, and (ii) instruct the transfer agent of the Company to issue all of the Company Common Stock issuable to PSHL at closing of the iBill Acquisition in accordance with the terms of the iBill Agreement. The Escrow Agent is also hereby irrevocably and unconditionally authorized and directed to take such other actions as may be required by Delaware Law to effectuate the foregoing.

7.

Rescission of Closing under iBill Purchase Agreement.

The Parties hereto acknowledge that the Company has recently received from the AMEX a notice of its intention, subject to a hearing if requested by the Company, to delist the Company Common Stock from listing and registration on the AMEX (the “Delisting Notice”). The AMEX has also advised the Company that it will withdraw such Delisting Notice, if the Company and PSHL rescind the closing of the iBill Acquisition, pending completion of AMEX review and approval or rejection of such iBill Acquisition. In order to comply with the AMEX’s request, pursuant to a separate agreement between PSHL and the Company, dated of even date herewith (the “Rescission Agreement”), PSHL and the Company have agreed to rescind the closing and consummation of the iBill Acquisition, pending receipt of approval of the iBill Acquisition by the AMEX; provided, that all of the terms and conditions of the iBill Purchase Agreement continue to remain in full force and effect.

In order to facilitate the intent of the Parties and the provisions Section 6 of this Agreement, PSHL and the Company do hereby irrevocably and unconditionally agree that in the event that either (i) the AMEX shall, for any reason by January 21, 2005, not approve, in all respects, the consummation of the iBill Acquisition and the listing on the AMEX of the Company Common Stock and shares of Common Stock issuable upon conversion of the PSHL Series D Preferred, or (ii) at any time prior to January 31, 2005, the Company shall breach any of its covenants and agreements set forth in Section 4.2 of the iBill Purchase Agreement:

(a)

the iBill Acquisition shall, for all purposes, be deemed effective and closed as of January 21, 2005, on the identical terms and conditions set forth in the iBill Purchase Agreement (provided that all rights of rescission set forth in the iBill Purchase Agreement shall be deemed forever waived); and

(b)

the Company shall voluntarily withdraw from the AMEX, and immediately apply for listing of its Common Stock on another National Securities Exchange or trade on the NASD OTC-Bulletin Board.

8.

Miscellaneous.

(a)

This Agreement shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

(b)

This Agreement may only be amended by a written instrument executed by the Company and the Seller.

(c)

This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

(d)

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

(e)

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Seller:

GMI Investment Partners

c/o Granite Financial Partners, LLC

407 SE 9th Street

Suite 100

Fort Lauderdale, Florida 33316

Attn: AJ Nassar

and

GMI Investment Partners

c/o Faries Capital, LLC

421 North Rodeo Drive

Beverly Hills CA 90210

Attn: Charles L. Samel

If to the Company,

Care Concepts I, Inc.

2200 S.W. 10th Street

Deerfield Beach, FL 33442

Attention: President

Telephone: (954) 363-4400

If to PSHL:

Penthouse International, Inc.

2200 S.W. 10th Street

Deerfield Beach, FL 33442

Attention: Charles L. Samel,

Executive Vice-President

Telephone: (954) 363-4400

(f)

This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

(g)

The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

(h)

Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. Each of the parties irrevocably agrees that any and all suits or proceedings based on or arising under this Agreement may be brought only in and shall be resolved in the federal or state courts located in the City of New York, County of New York and consents to the jurisdiction of such courts for such purpose. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in any such court. Each of the parties further agrees that service of process upon such party mailed by first class mail to the address set forth in Section 6(e) shall be deemed in every respect effective service of process upon such party in any such suit or proceeding.

(j)

Nothing herein shall affect the right of a party to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(k)

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party or parties shall be entitled to receive from the other party or parties reasonable attorneys’ fees and disbursements in addition to any other relief to which the prevailing party or parties may be entitled.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

CARE CONCEPTS I, INC.

By: ______________________________

Name: Gary Spaniak, Jr.,

Its: President

GMI INVESTMENT PARTNERS

By: GRANITE MANAGEMENT, LLC

By:______________________________

A.J. Nassar, Member

FARIES CAPITAL, LLC

By:______________________________

Charles L. Samel, member

THE MOLINA VECTOR INVESTMENT TRUST

By:________________________________

Jason Galanis, Co-Trustee

SUMMIT TRADING LIMITED

By:________________________________

Richard Fixaris, President

PENTHOUSE INTERNATIONAL, INC.

By:______________________________________

Charles L. Samel, Executive Vice-President

GERSTEN SAVAGE KAPLOWITZ WOLF & MARCUS, LLP

(as Escrow Agent only)

By:___________________________________________